UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 30, 2004

                           MICROFINANCIAL INCORPORATED
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
                 (State or other jurisdiction of incorporation)

                               1-14771 04-2962824
           (Commission file number) (IRS Employer Identification No.)

                       10-M Commerce Way, Woburn, MA 01801
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 994-4800

                                       N/A
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

         As previously reported, on September 29, 2004, the Registrant issued a warrant to purchase an aggregate of 75,000 shares of the Registrant's common stock at an exercise price of $3.704 per share and expiring on September 28, 2011. The Registrant issued the warrant to Stonebridge Associates, LLC, the financial advisor the Registrant engaged to secure the Registrant's new $30.0 million credit line. On November 30, 2004, the Registrant and Stonebridge amended the warrant to permit cashless exercise by Stonebridge upon exercise of the warrant. The amendment to the warrant is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit           Exhibit Title

Exhibit 10.1      Amendment to Warrant Certificate

                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2004

                          MICROFINANCIAL INCORPORATED
                          (Registrant)


                          By:       /s/ James Jackson
                             ---------------------------------------
                             Name:  James Jackson
                             Title:  Vice President and Chief Financial Officer